Exhibit 99.1

Expedia, Inc. Reports Third Quarter 2012 Results

BELLEVUE, Wash.—October 25, 2012—Expedia, Inc. (NASDAQ: EXPE) today announced financial results for the third quarter ended September 30, 2012.

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Room nights grew 27% year-over-year driven by acceleration across Europe, Asia-Pacific and the Americas compared to second quarter 2012. Stayed room night growth at Brand Expedia® and Hotels.com® also accelerated versus the second quarter 2012.

•	Expedia, Inc. international points of sale delivered over half of total room nights in the third quarter representing a significant milestone for the expansion of our international business.

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Driven by strong top line performance, Adjusted EBITDA* increased 6% year-over-year as compared to third quarter 2011. Adjusted earnings per share* increased 3% year-over-year as compared to third quarter 2011.

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Year-to-date, Expedia repurchased 10.7 million shares for a total of $397 million bringing the total capital allocated to share repurchases, acquisitions and dividends to over $635 million – nearly $250 million more than the amount allocated in 2011.

Financial Summary & Operating Metrics (figures in $MMs except per share amounts)

Metric	Quarter Ended 9.30.12	Quarter Ended 9.30.11	Y / Y Growth
Room night growth	27%	17%	995	bps
Gross bookings	9,056.1	7,623.0	19%
Revenue	1,199.0	1,020.4	17%
Adjusted EBITDA*	293.6	277.7	6%
Operating income	227.1	209.1	9%
Adjusted net income *	188.0	180.5	4%
Income from continuing operations	169.9	170.9	(1%)
Adjusted EPS *	$1.32	$1.28	3%
Diluted EPS from continuing operations	$1.20	$1.22	(2%)
Free cash flow *	(6.5)	(127.1)	95%

*	“Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization,” “Adjusted net income,” “Adjusted EPS” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Definitions of Non-GAAP Measures” and “Tabular Reconciliations for Non-GAAP Measures” on pages 10-13 herein for an explanation of non-GAAP measures used throughout this release. The definition for adjusted net income was revised in the fourth quarter of 2010 and fourth quarter of 2011.

Please refer to the Glossary in the Financial Information section on Expedia’s corporate website for definitions of the business and financial terms discussed within this release.

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Discussion of Results

The information presented within treats the domestic and international operations previously associated with Expedia’s TripAdvisor® Media Group as discontinued operations and accounts for the reverse stock split that occurred on December 20, 2011. The results include Expedia.com®, Hotels.com, Hotwire.com®; Expedia® Affiliate Network, Classic Vacations®, Expedia Local Expert®, Expedia® CruiseShipCenters®, Egencia®, eLong™, and Venere® Net SpA; in addition to the related international points of sale.

The results for the third quarter of 2012 exclude the Brand Expedia websites contributed to the joint venture between Expedia and AirAsia™ formed on July 1, 2011, which is 50% owned by Expedia.

The results for the third quarter of 2012 include VIA Travel™ and Traveldoo®, which were acquired during the second quarter of 2012 and fourth quarter of 2011, respectively. The impact of the Traveldoo acquisition on third quarter 2012 results was not meaningful, and the impact from the VIA Travel acquisition is discussed in more detail below. Unless otherwise noted, all comparisons below are versus the third quarter of 2011.

Gross Bookings, Revenue & Revenue Margins

Gross bookings increased 19% (22% excluding foreign exchange) for the third quarter of 2012, primarily driven by a 27% increase in hotel room nights and an 11% increase in air tickets. The VIA Travel acquisition added approximately 3% to year-over-year gross bookings growth for the third quarter of 2012.

For the third quarter of 2012, average daily room rates declined 3%, and average airfares grew 1% year-over-year. Air tickets sold grew by 11% year-over-year primarily due to the VIA Travel acquisition. Domestic bookings increased 13% and international bookings increased 27% (34% excluding foreign exchange) for the third quarter of 2012. International bookings totaled $3.8 billion for the third quarter of 2012, accounting for 42% of worldwide bookings versus 40% in the prior year.

Revenue increased 17% (21% excluding foreign exchange) for the third quarter of 2012, primarily driven by an increase in hotel room nights stayed partially offset by a decrease in revenue per room night and revenue per ticket. The VIA Travel acquisition added approximately 3% to year-over-year revenue growth for the third quarter of 2012. Domestic revenue increased 14% and international revenue increased 22% (29% excluding foreign exchange) for the third quarter of 2012. International revenue equaled $545 million for the third quarter of 2012, representing 45% of worldwide revenue versus 44% in the prior year.

Revenue as a percentage of gross bookings (“revenue margin”) was 13.2% for the third quarter of 2012, a decrease of 15 basis points compared to the third quarter of 2011. The decrease primarily relates to hotel product mix, lower net air supplier economics combined with higher air ticket prices and book-to-stay timing partially offset by a favorable mix shift to our higher margin product.

Product & Services Detail

As a percentage of total worldwide revenue in the third quarter of 2012, hotel accounted for 77%, air accounted for 7% and all other revenue sources accounted for the remaining 16%.

Worldwide hotel revenue increased 20% for the third quarter of 2012 driven by a 27% increase in room nights stayed partially offset by a 6% decrease in revenue per room night. Revenue per room night decreased primarily due to changes in our hotel product mix, of which mix shift to regions with lower hotel economics is becoming a significant component, as well as impacts from foreign currency and accruals for loyalty programs.

Worldwide air revenue decreased 10% for the third quarter of 2012 due primarily to a 19% decrease in revenue per ticket partially offset by an 11% increase in air tickets sold. The increase in ticket volume primarily relates to the VIA Travel acquisition. Revenue per ticket declined due to lower net supplier economics and fewer consumer and interline booking fees as well as impacts from foreign exchange.

All other revenue (excluding hotel and air) increased 23% for the third quarter of 2012 through strong growth in corporate travel fees and advertising revenue.

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Costs and Expenses

(Stock-based compensation expenses of $15 million for third quarter 2012 and $13 million for third quarter 2011 have been excluded from all calculations and discussions below; some numbers may not add due to rounding.)

	Costs and Expenses			As a % of Revenue
	Three months ended September 30,			Three months ended September 30,
	2012	2011	Growth	2012	2011	Δ in bps
Cost of revenue	$242.9	$205.9	18%	20.3%	20.2%	8
Selling and marketing	502.9	405.7	24%	41.9%	39.8%	218
Technology and content	121.7	95.5	27%	10.1%	9.4%	79
General and administrative	77.4	71.6	8%	6.5%	7.0%	(56)

Total costs and expenses	$944.8	$778.7	21%	78.8%	76.3%	248

Cost of revenue (non-GAAP)

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Cost of revenue increased 18% for the third quarter of 2012 due to higher credit card processing costs related to our merchant bookings growth as well as headcount and other customer services costs related to the VIA Travel acquisition and additional headcount to support our global customer operations partially offset by lower debit card fees and an increase in credit card rebates.

Selling and Marketing (non-GAAP)

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Selling and marketing expense increased 24% in the third quarter of 2012 primarily driven by increases in online marketing spend at Hotels.com and Brand Expedia as well as higher affiliate marketing expenses at Expedia Affiliate Network and higher personnel expenses driven by additional headcount across our supply organization and several brands.

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Indirect costs, including personnel in our various leisure brands, Egencia and supply organization, as a percentage of total selling and marketing costs represented 20% in the third quarter of 2012 versus 22% in the third quarter of 2011.

Technology and Content (non-GAAP)

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Technology and content expense increased 27% for the third quarter of 2012 primarily due to higher personnel costs for additional headcount to support key technology projects for Brand Expedia, corporate technology function and supply organization and as well as increased depreciation expense associated with higher capital expenditures.

General and Administrative (non-GAAP)

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General and administrative expense increased 8% for the third quarter of 2012 primarily driven by higher personnel costs for additional headcount and higher legal fees partially offset by lower consulting fees.

Interest and Other

For the third quarter of 2012, interest income grew $2 million year-over-year primarily due to higher average cash balances. Interest expense remained relatively consistent year-over-year.

For the third quarter of 2012, other, net was a loss of $8 million compared to a gain of $11 million in third quarter 2011. Losses for the third quarter of 2012 and gains for the third quarter of 2011 were primarily related to foreign exchange. Foreign currency rate fluctuations negatively impacted our third quarter revenue growth rates primarily due to depreciation in the Euro versus third quarter 2011. Our revenue hedging program is designed to offset the book-to-stay impact on merchant hotel revenue. We include any realized gains or losses from our revenue hedging program in our calculation of Adjusted EBITDA.

Income Taxes

The effective tax rates on GAAP pre-tax income were 17.7% for the third quarter of 2012 compared with 15.1% in the prior year period. The effective tax rate on pre-tax adjusted net income (“ANI”) was 20.3% for the third quarter of 2012 compared with 19.0% in the prior year period. The higher rates in the third quarter of 2012 were primarily driven by a decrease in estimated earnings as a percentage of total earnings in jurisdictions outside the United States, reserves for uncertain tax positions, and other nondeductible expenses and income inclusions, offset by the release of a valuation allowance on foreign deferred tax assets. The ANI rate was higher than the GAAP rate primarily as a result of higher pre-tax income on an adjusted basis.

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Balance Sheet, Cash Flows and Capitalization

Cash, cash equivalents, restricted cash and short-term investments totaled $2.4 billion at September 30, 2012. Of this amount, $310 million is held by our majority-owned subsidiaries and is included in our consolidated financial statements, however, it is not considered available for our working capital purposes.

Outstanding letters of credit totaling $22 million were applied to our $750 million unsecured revolving credit facility leaving a total available balance of $728 million at September 30, 2012. Long-term debt totaled $1.25 billion at September 30, 2012 consisting of $749 million in 5.95% senior notes due 2020, net of discount, and $500 million in 7.456% senior notes due 2018.

For the nine months ended September 30, 2012, net cash provided by operating activities was $1.5 billion and free cash flow was $1.3 billion. Both measures include $947 million from net changes in operating assets and liabilities, primarily driven by a working capital benefit from our merchant hotel business. Free cash flow increased $416 million for the nine months ended September 30, 2012, compared to the prior year primarily due to our working capital benefit.

At September 30, 2012, we had stock-based awards outstanding representing approximately 18 million shares of our common stock, consisting of stock options to purchase 16 million common shares with a $24.42 weighted average exercise price and weighted average remaining life of 5 years, and 2 million restricted stock units (RSUs). Assuming, among other things, no meaningful modifications of existing awards, incremental grants or adjustments to forfeiture estimates, we expect annual stock-based compensation expense will be approximately $63 million in 2012.

During the third quarter 2012, we repurchased 1.1 million common shares for an aggregate purchase price of $60 million excluding transaction costs (an average of $54.44 per share). Subsequent to quarter end, we repurchased 840,000 shares for an aggregate purchase price of $46 million excluding transaction costs (an average of $55.36 per share). Approximately 18 million shares of common stock are available for repurchase under the April 25, 2012 authorization.

On September 18, 2012, we paid a quarterly dividend of $18 million ($0.13 per common share). In addition, the Executive Committee of Expedia’s Board of Directors declared a cash dividend of $0.13 per share of outstanding common stock to be paid to stockholders of record as of the close of business on November 16, 2012, with a payment date of December 7, 2012. Based on our current shares outstanding, we estimate the total payment for this quarterly dividend will be approximately $18 million. Future declaration of dividends and the establishment of future record and payment dates are subject to the final determination of Expedia’s Board of Directors.

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Recent Highlights

Global Presence

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Expedia, Inc. and eLong, Inc. entered into an expanded agreement that improves consumers’ global hotel booking options and increases Expedia’s visibility to consumers in the Chinese market. The enhanced partnership also provides an increased level of strategic cooperation between the world’s largest online travel company and China’s second-largest online travel site.

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Expedia announced an arrangement making Malaysia Airlines’ full schedule of routes and fares, including that of its wholly-owned subsidiary MASwings, available to consumers booking flights on Expedia Malaysia, www.expedia.com.my, the country’s only full-service travel site.

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Brand Expedia launched a full service site in Brazil, enabling consumers in Brazil to book flights and dynamic packages on www.Expedia.com.br. Hotels.com launched its first-ever Hebrew language site, making it easier for consumers in Israel to search and book their stays in their local language on Hotels.com. Hotwire® rolled out localized sites in Denmark, www.hotwire.com/dk/, and Sweden, www.hotwire.com/se/.

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Expedia Affiliate Network (EAN) signed agreements to power travel bookings for a number of international online travel companies, including Daka90, one of Israel’s leading online travel booking portals; OZON.Travel, one of Russia’s leading online ticketing agencies; and Wego.com, the leading travel search engine in Asia-Pacific and the Middle East.

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Expedia, Inc. expanded its international operations with the opening of a new office in Gurgaon, India. Approximately 300 employees representing several Expedia, Inc. brands will be based at the 42,000-square foot space, which will serve as one of the company’s global centers of technology excellence.

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Expedia ranked amongst the Top 20 on LinkedIn’s Most InDemand Employers for 2012. The list surveyed LinkedIn’s 175 million professionals related to the following activities: connecting with employees, viewing employee profiles, visiting company and career Pages, and following companies to determine the rankings.

Technology Platform Investment and Innovation

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Expedia unveiled a comprehensive new rewards program for small businesses with unmanaged travel needs. Expedia® Business Rewards, exclusively for Ink from Chase small business credit cardholders, gives small businesses access to travel management tools and allows cardholders to earn rewards that can be applied toward future company travel on Expedia.com.

•	Expedia® Media Solutions, the advertising sales division of Expedia, delivered strong results for the third quarter, with 26% year-over-year growth in advertising and media revenue.

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Find Your Understanding, the latest in a series of viral vignettes introduced by Brand Expedia as part of its FIND YOURS™ advertising campaign, achieved more than 2 million YouTube views within just over a week of launch.

Worldwide Hotel Portfolio

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At quarter end, Expedia global websites featured over 160,000 bookable properties, increasing its direct relationships with hotels by 14% year-over-year. Expedia sites offer over 105,000 hotels in EMEA and APAC countries. In addition through the expanded agreement, Expedia will begin offering over 32,000 hotels in China featured on eLong’s site.

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Expedia, Inc. issued preliminary test results for its Expedia Traveler Preference (ETP) program. Findings from the test reveal that participating hotels are apt to receive an increased number of bookings, as well as bookings with 5% longer lengths-of-stay, on average, when consumers are presented with both a pre-pay and post-pay option. To-date, more than 13,000 hotels in the U.S. and Europe have signed on to participate.

New Distribution Channels

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To build on the success of 20% of hotel transactions being booked through mobile devices, Hotwire released its first-ever mobile app for iOS devices, allowing iPhone and iPod Touch users in the US and Canada to access the deeply discounted inventory of hotels in more than 3,000 cities and over 60 countries available through Hotwire.

•	Hotels.com released an updated version of its popular hotel booking app for Android and iPad tablets. Collectively, Hotels.com apps have achieved more than 10 million total downloads since launch.

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Expedia introduced exclusive mobile-only deals for the Expedia® Hotels mobile app, giving smartphone users access to discounts of up to 30% off on stays at more than 2,000 participating properties throughout the United States, Canada and Europe.

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EXPEDIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenue	$1,199,020	$1,020,450	$3,055,488	$2,661,876
Costs and expenses:
Cost of revenue (1)	243,633	206,451	673,472	577,871
Selling and marketing (1) (2)	505,756	408,169	1,327,401	1,159,560
Technology and content (1)	125,617	98,472	350,554	278,380
General and administrative (1)	85,140	78,680	246,936	221,885
Amortization of intangible assets	9,474	5,564	21,527	17,312
Legal reserves, occupancy tax and other	2,310	14,015	5,384	18,904

Operating income	227,090	209,099	430,214	387,964
Other income (expense):
Interest income	7,759	5,784	20,574	14,570
Interest expense	(22,101)	(23,234)	(65,482)	(68,245)
Other, net	(8,410)	10,790	(19,277)	(1,796)

Total other expense, net	(22,752)	(6,660)	(64,185)	(55,471)

Income from continuing operations before income taxes	204,338	202,439	366,029	332,493
Provision for income taxes	(36,150)	(30,599)	(70,145)	(66,617)

Income from continuing operations	168,188	171,840	295,884	265,876
Discontinued operations, net of taxes	1,543	38,566	(22,346)	137,629

Net income	169,731	210,406	273,538	403,505
Net (income) loss attributable to noncontrolling interests	1,746	(872)	(101)	(1,539)

Net income attributable to Expedia, Inc.	$171,477	$209,534	$273,437	$401,966

Amounts attributable to Expedia, Inc.:
Income from continuing operations	$169,934	$170,947	$295,783	$264,455
Discontinued operations, net of taxes	1,543	38,587	(22,346)	137,511

Net income	$171,477	$209,534	$273,437	$401,966

Earnings per share from continuing operations attributable to Expedia, Inc. available to common stockholders:
Basic	$1.25	$1.26	$2.21	$1.94
Diluted	1.20	1.22	2.12	1.90
Earnings per share attributable to Expedia, Inc. available to common stockholders:
Basic	$1.26	$1.54	$2.04	$2.94
Diluted	1.21	1.50	1.96	2.89
Shares used in computing earnings per share:
Basic	135,968	136,176	133,919	136,632
Diluted	141,423	139,684	139,650	139,271
Dividends declared per common share	$0.13	$0.14	$0.31	$0.42

(1) Includes stock-based compensation as follows:
Cost of revenue	$781	$584	$2,503	$1,975
Selling and marketing	2,881	2,423	10,574	8,211
Technology and content	3,957	2,982	12,115	9,535
General and administrative	7,719	7,034	23,718	19,613
(2) Includes related party amounts as follows:	$57,258	$60,417	$164,339	$173,560

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EXPEDIA, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,314,728	$689,134
Restricted cash and cash equivalents	21,850	19,082
Short-term investments	1,042,324	648,819
Accounts receivable, net of allowance of $10,095 and $7,959	566,339	339,427
Prepaid expenses and other current assets	130,296	121,541
Current assets of discontinued operations	15,873	456,426

Total current assets	3,091,410	2,274,429
Property and equipment, net	393,454	320,282
Long-term investments and other assets	187,421	289,348
Intangible assets, net	828,318	743,898
Goodwill	3,006,962	2,877,301

TOTAL ASSETS	$7,507,565	$6,505,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, merchant	$1,097,218	$777,602
Accounts payable, other	311,610	173,855
Deferred merchant bookings	1,468,495	833,625
Deferred revenue	23,062	15,238
Accrued expenses and other current liabilities	398,194	333,237
Current liabilities of discontinued operations	—	419,800

Total current liabilities	3,298,579	2,553,357
Long-term debt	1,249,328	1,249,281
Deferred income taxes, net	353,233	279,962
Other long-term liabilities	134,116	117,491
Commitments and contingencies
Stockholders’ equity:
Common stock $.0001 par value	19	18
Authorized shares: 1,600,000
Shares issued: 188,388 and 176,378
Shares outstanding: 122,581 and 120,781
Class B common stock $.0001 par value	1	1
Authorized shares: 400,000
Shares issued and outstanding: 12,800 and 12,800
Additional paid-in capital	5,727,728	5,474,653
Treasury stock - Common stock, at cost	(2,901,255)	(2,535,219)
Shares: 65,806 and 55,597
Retained earnings (deficit)	(448,802)	(722,239)
Accumulated other comprehensive loss	(12,584)	(17,350)

Total Expedia, Inc. stockholders’ equity	2,365,107	2,199,864
Noncontrolling interest	107,202	105,303

Total stockholders’ equity	2,472,309	2,305,167

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,507,565	$6,505,258

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EXPEDIA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2012	2011
Operating activities:
Net income	$273,538	$403,505
Less: Discontinued operations, net of tax	(22,346)	137,629

Net income from continuing operations	295,884	265,876
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	116,854	97,627
Amortization of stock-based compensation	48,910	39,334
Amortization of intangible assets	21,527	17,312
Deferred income taxes	16,219	8,746
Foreign exchange (gain) loss on cash, cash equivalents and short-term investments, net	(18,348)	18,494
Realized loss on foreign currency forwards	8,511	8,117
Other	17,495	9,823
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(192,105)	(82,523)
Prepaid expenses and other current assets	1,253	(31,595)
Accounts payable, merchant	290,809	193,010
Accounts payable, other, accrued expenses and other current liabilities	204,345	78,122
Deferred merchant bookings	634,764	396,480
Deferred revenue	7,790	(125)

Net cash provided by operating activities from continuing operations	1,453,908	1,018,698

Investing activities:
Capital expenditures, including internal-use software and website development	(176,980)	(157,867)
Purchases of investments	(1,530,749)	(1,179,555)
Sales and maturities of investments	1,244,065	1,046,395
Acquisitions, net of cash acquired	(198,398)	(8,076)
Net settlement of foreign currency forwards	(8,511)	(8,117)
Other, net	(2,203)	1,039

Net cash used in investing activities from continuing operations	(672,776)	(306,181)

Financing activities:
Treasury stock activity	(366,037)	(208,693)
Payment of dividends to stockholders	(42,470)	(57,732)
Proceeds from exercise of equity awards	232,658	23,127
Sales (purchases) of additional interests in controlled subsidiaries, net	(2,015)	70,626
Excess tax benefit on equity awards	28,433	5,241
Changes in restricted cash and cash equivalents	(2,752)	(4,011)
Other, net	(1,744)	2,182

Net cash used in financing activities from continuing operations	(153,927)	(169,260)

Net cash provided by continuing operations	627,205	543,257
Net cash provided by (used in) discontinued operations	(7,607)	114,412
Effect of exchange rate changes on cash and cash equivalents	5,996	(13,279)

Net increase in cash and cash equivalents	625,594	644,390
Cash and cash equivalents at beginning of period	689,134	621,199

Cash and cash equivalents at end of period	$1,314,728	$1,265,589

Supplemental cash flow information
Cash paid for interest from continuing operations	$85,255	$86,907
Income tax payments (refunds), net from continuing operations	(584)	16,237

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Expedia, Inc.

Trended Metrics

(All figures in millions)

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The following metrics are intended as a supplement to the financial statements found in this release and in our filings with the SEC. In the event of discrepancies between amounts in these tables and our historical financial statements, readers should rely on our filings with the SEC and financial statements in our most recent earnings release.

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We intend to periodically review and refine the definition, methodology and appropriateness of each of our supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

•	These metrics do not include adjustments for one-time items, acquisitions, foreign exchange or other adjustments.

•	Some numbers may not add due to rounding.

	2010				2011				2012			Y / Y
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Growth
Gross Bookings by Segment
Leisure	$6,161	$6,195	$6,403	$5,263	$6,653	$7,270	$6,956	$5,689	$7,666	$8,019	$8,120	17%
Egencia	471	489	491	493	642	684	667	621	755	938	936	40%

Total	$6,632	$6,684	$6,894	$5,756	$7,295	$7,954	$7,623	$6,310	$8,421	$8,957	$9,056	19%
Gross Bookings by Geography
Domestic	$4,257	$4,470	$4,410	$3,596	$4,439	$4,911	$4,604	$3,835	$5,160	$5,536	$5,218	13%
International	2,375	2,214	2,483	2,160	2,856	3,043	3,019	2,475	3,260	3,420	3,838	27%

Total	$6,632	$6,684	$6,894	$5,756	$7,295	$7,954	$7,623	$6,310	$8,421	$8,957	$9,056	19%
Gross Bookings by Agency/Merchant
Agency	$3,919	$4,022	$3,961	$3,513	$4,144	$4,476	$4,120	$3,614	$4,621	$4,867	$4,706	14%
Merchant	2,713	2,662	2,932	2,243	3,151	3,478	3,503	2,696	3,799	4,090	4,350	24%

Total	$6,632	$6,684	$6,894	$5,756	$7,295	$7,954	$7,623	$6,310	$8,421	$8,957	$9,056	19%
Revenue by Segment
Leisure	$613	$716	$863	$699	$686	$866	$976	$742	$764	$964	$1,121	15%
Egencia	34	36	35	39	42	47	44	45	53	76	78	76%

Total	$646	$752	$898	$738	$728	$914	$1,020	$787	$816	$1,040	$1,199	17%
Revenue by Geography
Domestic	$420	$480	$538	$435	$442	$526	$574	$454	$491	$601	$654	14%
International	226	272	360	303	286	388	446	333	325	439	545	22%

Total	$646	$752	$898	$738	$728	$914	$1,020	$787	$816	$1,040	$1,199	17%
Revenue by Agency/Merchant/Advertising
Agency	$168	$178	$196	$162	$181	$200	$216	$167	$182	$220	$235	8%
Merchant	451	548	675	547	520	685	777	591	603	787	930	20%
Advertising & Media Revenue	27	26	27	29	27	29	27	30	31	32	35	28%

Total	$646	$752	$898	$738	$728	$914	$1,020	$787	$816	$1,040	$1,199	17%
Adjusted EBITDA
Leisure	$158	$238	$316	$233	$150	$254	$344	$234	$171	$283	$357	4%
Corporate	(66)	(64)	(71)	(69)	(76)	(74)	(72)	(78)	(79)	(78)	(76)	6%

Subtotal	$93	$174	$245	$164	$74	$179	$273	$156	$92	$205	$281	3%
Egencia	8	7	5	6	8	10	5	6	10	18	12	143%

Total	$100	$181	$250	$169	$82	$189	$278	$162	$102	$223	$294	6%
Worldwide Hotel (Merchant & Agency)
Room Nights	15.9	20.4	24.7	18.8	18.3	24.7	28.9	22.4	22.7	30.1	36.7	27%
Room Night Growth	18%	12%	14%	15%	15%	21%	17%	19%	24%	22%	27%	27%
Room Night Growth including AirAsia JV	18%	12%	14%	15%	15%	21%	19%	21%	27%	24%	27%	27%
ADR Growth	0%	2%	1%	2%	3%	6%	7%	2%	0%	-1%	-3%	-3%
Revenue per Night Growth	-5%	-7%	0%	0%	1%	5%	1%	-5%	-6%	-5%	-6%	-6%
Revenue Growth	12%	4%	14%	15%	16%	27%	18%	12%	18%	16%	20%	20%
Worldwide Air (Merchant & Agency)
Tickets Sold Growth	22%	6%	10%	6%	-10%	-3%	-10%	-8%	5%	3%	11%	11%
Airfare Growth	9%	17%	9%	5%	13%	11%	12%	10%	7%	5%	1%	1%
Revenue per Ticket Growth*	-14%	6%	4%	8%	17%	1%	7%	-10%	-20%	-11%	-19%	-19%
Revenue Growth*	6%	12%	14%	15%	5%	-1%	-3%	-17%	-17%	-8%	-10%	-10%

Note:	The metrics above exclude results from the joint venture between Expedia Worldwide and AirAsia beginning July 1, 2011 except where noted.
*	Impacted by an entry to reflect reclassification of air fees.

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Notes & Definitions:

Gross Bookings – Total retail value of transactions booked for both agency and merchant transactions, recorded at the time of booking. Bookings include the total price due for travel, including taxes, fees and other charges, and are generally reduced for cancellations and refunds.

Leisure – Reflects results for travel products and services provided to customers of our leisure travel sites including Expedia branded sites, Hotels.com branded sites, Hotwire.com, the Expedia Affiliate Network and other leisure brands.

Egencia – Reflects worldwide results for our managed corporate travel business.

Corporate – Includes unallocated corporate expenses.

Worldwide Hotel metrics – Reported on a stayed basis, and include both merchant and agency model hotel stays.

Worldwide Air metrics – Reported on a booked basis and includes both merchant and agency air bookings.

Definitions of Non-GAAP Measures

Expedia, Inc. reports Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Free Cash Flow and non-GAAP operating expenses (non-GAAP cost of revenue, non-GAAP selling and marketing, non-GAAP technology and content and non-GAAP general and administrative), all of which are supplemental measures to GAAP and are defined by the SEC as non-GAAP financial measures. These measures are among the primary metrics by which management evaluates the performance of the business and on which internal budgets are based. Management believes that investors should have access to the same set of tools that management uses to analyze our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Adjusted EBITDA, Adjusted Net Income and Adjusted EPS have certain limitations in that they do not take into account the impact of certain expenses to our consolidated statements of operations. We endeavor to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures. Adjusted EBITDA, Adjusted Net Income and Adjusted EPS also exclude certain items related to occupancy tax matters, which may ultimately be settled in cash, and we urge investors to review the detailed disclosure regarding these matters in the Management Discussion and Analysis, Legal Proceedings sections, as well as the notes to the financial statements, included in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The definition of Adjusted Net Income was revised in fourth quarter of 2010 and fourth quarter of 2011.

Adjusted EBITDA is defined as operating income plus: (1) stock-based compensation expense, including compensation expense related to certain subsidiary equity plans; (2) acquisition-related impacts, including (i) amortization of intangible assets and goodwill and intangible asset impairment, and (ii) gains (losses) recognized on changes in the value of contingent consideration arrangements; (3) certain infrequently occurring items, including restructuring; (4) items included in Legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to hotel occupancy taxes, related court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain occupancy tax proceedings; (5) gains (losses) realized on revenue hedging activities that are included in other, net; and (6) depreciation.

The above items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more meaningful comparison of our performance and projected cash earnings with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. In addition, we believe that by excluding certain items, such as stock-based compensation and acquisition-related impacts, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

Adjusted Net Income generally captures all items on the statements of operations that occur in normal course operations and have been, or ultimately will be, settled in cash and is defined as net income/(loss) attributable to Expedia, Inc. plus net of tax: (1) stock-based compensation expense, including compensation expense related to certain subsidiary equity plans; (2) acquisition-related impacts, including (i) amortization of intangible assets, including as part of equity-method

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investments, and goodwill and intangible asset impairment, (ii) gains (losses) recognized on changes in the value of contingent consideration arrangements, and (iii) gains (losses) recognized on noncontrolling investment basis adjustments when we acquire controlling interests; (3) mark to market gains and losses on derivative instruments assumed at Spin-off; (4) currency gains or losses on U.S. dollar denominated cash or investments held by eLong; (5) certain other infrequently occurring items, including restructuring charges; (6) items included in Legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to hotel occupancy taxes, related court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain occupancy tax proceedings; (7) discontinued operations; (8) the noncontrolling interest impact of the aforementioned adjustment items and (9) unrealized gains (losses) on revenue hedging activities that are included in other, net. We believe Adjusted Net Income is useful to investors because it represents Expedia, Inc.’s combined results, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the core operations of our businesses.

Adjusted EPS is defined as Adjusted Net Income divided by adjusted weighted average shares outstanding, which include dilution from options and warrants per the treasury stock method and include all shares relating to RSUs in shares outstanding for Adjusted EPS. This differs from the GAAP method for including RSUs, which treats them on a treasury method basis. Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, Expedia’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, taxes, foreign exchange gains or losses, and minority interest, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. Adjusted Net Income and Adjusted EPS have similar limitations as Adjusted EBITDA. In addition, Adjusted Net Income does not include all items that affect our net income / (loss) and net income / (loss) per share for the period. Therefore, we think it is important to evaluate these measures along with our consolidated statements of operations.

Free Cash Flow is defined as net cash flow provided by operating activities less capital expenditures. Management believes Free Cash Flow is useful to investors because it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate Free Cash Flow along with the consolidated statements of cash flows.

Non-GAAP cost of revenue, selling and marketing, technology and content and general and administrative expenses excluding stock-based compensation exclude stock-based compensation related to expenses for stock options, restricted stock units and other equity compensation under applicable stock-based compensation accounting standards. Expedia, Inc. excludes stock-based compensation expenses from these measures primarily because they are non-cash expenses that we do not believe are necessarily reflective of our ongoing cash operating expenses and cash operating income. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting applicable stock-based compensation accounting standards, management believes that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing management with an important tool for financial operational decision making and for evaluating our own recurring core business operating results over different periods of time. There are certain limitations in using financial measures that do not take into account stock-based compensation, including the fact that stock-based compensation is a recurring expense and a valued part of employees’ compensation. Therefore it is important to evaluate both our GAAP and non-GAAP measures. See the Note to the Consolidated Statements of Operations for stock-based compensation by line item.

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Tabular Reconciliations for Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(In thousands)
Adjusted EBITDA	$293,576	$277,677	$618,295	$548,700
Depreciation	(43,874)	(36,791)	(116,854)	(97,627)
Amortization of intangible assets	(9,474)	(5,564)	(21,527)	(17,312)
Stock-based compensation	(15,338)	(13,023)	(48,910)	(39,334)
Legal reserves, occupancy tax and other	(2,310)	(14,015)	(5,384)	(18,904)
Realized loss on revenue hedges	4,510	815	4,594	12,441

Operating income	227,090	209,099	430,214	387,964
Interest expense, net	(14,342)	(17,450)	(44,908)	(53,675)
Other, net	(8,410)	10,790	(19,277)	(1,796)

Income from continuing operations before income taxes	204,338	202,439	366,029	332,493
Provision for income taxes	(36,150)	(30,599)	(70,145)	(66,617)

Income from continuing operations	168,188	171,840	295,884	265,876
Discontinued operations, net of taxes	1,543	38,566	(22,346)	137,629

Net income	169,731	210,406	273,538	403,505
Net (income) loss attributable to noncontrolling interests	1,746	(872)	(101)	(1,539)

Net income attributable to Expedia, Inc.	$171,477	$209,534	$273,437	$401,966

Adjusted Net Income & Adjusted EPS

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(In thousands)
Net income attributable to Expedia, Inc.	$171,477	$209,534	$273,437	$401,966
Discontinued operations, net of taxes	(1,543)	(38,587)	22,346	(137,511)
Amortization of intangible assets	9,474	5,564	21,527	17,312
Stock-based compensation	15,338	13,023	48,910	39,334
Legal reserves, occupancy tax and other	2,310	14,015	5,384	18,904
Foreign currency (gain) loss on U.S. dollar cash balances held by eLong	(182)	558	(25)	2,117
Unrealized (gain) loss on revenue hedges	2,907	(10,612)	5,552	(11,449)
Noncontrolling interests	(465)	(815)	(1,591)	(2,539)
Provision for income taxes	(11,318)	(12,178)	(25,913)	(24,199)

Adjusted Net Income	$187,998	$180,502	$349,627	$303,935

GAAP diluted weighted average shares outstanding	141,423	139,684	139,650	139,271
Additional restricted stock units	1,126	1,218	1,448	1,374

Adjusted weighted average shares outstanding	142,549	140,902	141,098	140,645

Diluted earnings per share from continuing operations	$1.20	$1.22	$2.12	$1.90
Adjusted earnings per share from continuing operations	1.32	1.28	2.48	2.16

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Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(In thousands)
Net cash provided by operating activities	$53,313	$(67,839)	$1,453,908	$1,018,698
Less: capital expenditures	(59,763)	(59,251)	(176,980)	(157,867)

Free cash flow	$(6,450)	$(127,090)	$1,276,928	$860,831

Non-GAAP cost of revenue, selling and marketing, technology and content expenses and general and administrative excluding stock-based compensation

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(in thousands)
Cost of revenue	$243,633	$206,451	$673,472	$577,871
Less: stock-based compensation	(781)	(584)	(2,503)	(1,975)

Cost of revenue excluding stock-based compensation	$242,852	$205,867	$670,969	$575,896
Selling and marketing expense	$505,756	$408,169	$1,327,401	$1,159,560
Less: stock-based compensation	(2,881)	(2,423)	(10,574)	(8,211)

Selling and marketing expense excluding stock-based compensation	$502,875	$405,746	$1,316,827	$1,151,349
Technology and content expense	$125,617	$98,472	$350,554	$278,380
Less: stock-based compensation	(3,957)	(2,982)	(12,115)	(9,535)

Technology and content expense excluding stock-based compensation	$121,660	$95,490	$338,439	$268,845
General and administrative expense	$85,140	$78,680	$246,936	$221,885
Less: stock-based compensation	(7,719)	(7,034)	(23,718)	(19,613)

General and administrative expense excluding stock-based compensation	$77,421	$71,646	$223,218	$202,272

Conference Call

Expedia, Inc. will audiocast a conference call to discuss third quarter 2012 financial results and certain forward-looking information on Thursday, October 25, 2012 at 1:30 p.m. Pacific Daylight Time (PDT). The audiocast will be open to the public and available via www.expediainc.com/ir. Expedia, Inc. expects to maintain access to the audiocast on the IR website for approximately three months subsequent to the initial broadcast.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance. These forward-looking statements are based on management’s expectations as of October 25, 2012 and assumptions which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “intends” and “expects,” among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future revenues, expenses, margins, profitability, net income / (loss), earnings per share and other measures of results of operations and the prospects for future growth of Expedia, Inc.’s business.

Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, including, among others: competitive risks; declines or disruptions in the travel industry; changes in our relationships and contractual agreements with travel suppliers or travel distribution partners; increases in the costs of maintaining and enhancing our brand awareness; changes in search engine algorithms and dynamics; our inability to adapt to technological developments or to maintain our existing technologies; our ability to expand successfully in international markets; changes in senior management; volatility in our stock price; changing laws, rules and regulations and legal uncertainties relating to our business; unfavorable new, or adverse application of or failure

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to comply with existing, laws, rules or regulations; adverse outcomes in legal proceedings to which we are party; provisions in certain credit card processing agreements that could adversely impact our liquidity and financial positions; fluctuations in our effective tax rate; liquidity constraints or our inability to access the capital markets when necessary; risks related to our long term indebtedness; fluctuations in foreign exchange rates; risks related to the failure of counterparties to perform on financial obligations; potential liabilities resulting from our processing, storage, use and disclosure of personal data; the integration of current and acquired businesses; the risk that our intellectual property is not protected from copying or use by others, including competitors; risks related to interruption or lack of redundancy in our information systems; and other risks detailed in our public filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2011 and subsequent quarterly reports on Form 10-Q.

Except as required by law, we undertake no obligation to update any forward-looking or other statements in this release, whether as a result of new information, future events or otherwise.

About Expedia, Inc.

Expedia, Inc. is the largest online travel company in the world, with an extensive brand portfolio that includes some of the world’s leading online travel brands, including:

•	Expedia.com®, the world’s largest full service online travel agency, with localized sites in 30 countries

•	Hotels.com®, the hotel specialist with sites in more than 60 countries

•	Hotwire®, a leading discount travel site that offers opaque deals in nine countries on its eight sites in North America and Europe

•	Egencia®, the world’s fifth largest corporate travel management company

•	eLong™, the second largest online travel company in China

•	Venere.com®, the online hotel reservation specialist in Europe

•	Expedia Local Expert®, a provider of in-market concierge services, activities and experiences in 18 markets worldwide

•	Classic Vacations®, a top luxury travel specialist

The company delivers consumers value in leisure and business travel, drives incremental demand and direct bookings to travel suppliers, and provides advertisers the opportunity to reach a highly valuable audience of in-market travel consumers through Expedia® Media Solutions. Expedia also powers bookings for some of the world’s leading airlines and hotels, top consumer brands, high traffic websites, and thousands of active affiliates through Expedia®Affiliate Network. For corporate and industry news and views, visit us at www.expediainc.com or follow us on Twitter @expediainc.

Trademarks and logos are the property of their respective owners. © 2012 Expedia, Inc. All rights reserved. CST: 2029030-50

Contacts
Investor Relations	Communications
(425) 679-3555	(425) 679-4317
ir@expedia.com	press@expedia.com

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